UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2020

MJ Harvest, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	333-234048 (Commission File Number)	82-3400471 (IRS Employer I.D. No.)

9205 W. Russell Road, Suite 240

Las Vegas, Nevada 89139

Phone: (954) 519-3115

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a- l2 under the Exchange Act ( 17 CFR 240. l4a- l2)

☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events.

MJ Harvest, Inc. (the “Company”) will be relying on the Securities and Exchange Commission’s Order under Section 36 of the Securities Exchange Act of 1934 (the “Exchange Act”) Granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules Thereunder dated March 4, 2020 (Release No. 34-88318) (the “Order”) to delay filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended February 29, 2020 (the “Report”) due to circumstances related to the coronavirus disease (COVID-19).

On March 23, 2020, Washington State Governor, Jay Inslee, announced a statewide “stay at home” order in an attempt to prevent the further spread of COVD-19 in the state. The move, which asks all Washingtonians to remain home unless they have an essential reason for going out, will last until at least May 4, 2020. The Company’s CFO and audit firm reside in the State of Washington. The Company also has staff in remote locations in Florida and California, and each of those states have also been hit with varying impacts due to COVID-19. The disruptions in transportation, staffing, and technology systems, as well as the stress on the workforces of the Company and the audit firm over the last month, have impacted the timeliness of responses from Company personnel to the CFO necessary to prepare the Report, the ability to provide documents to the audit firm for editorial review in a timely fashion, and to the timeliness of the Report drafting and editing process. This has, in turn, delayed the completion of the Report. Notwithstanding the foregoing, the Company expects to file the Report no later than May 29, 2020 (which is 45 days after the Report’s original filing deadline of April 14, 2020).

In light of the current COVID-19 pandemic, the Company will include the following Risk Factor in its Report:

The occurrence of the COVID-19 pandemic may negatively affect our operations depending on the severity and longevity of the pandemic.

The COVID-19 pandemic is currently impacting countries, communities, supply chains, and commercial markets. The global financial markets have also been severely impacted. The response to the pandemic has so far been focused on social distancing, travel bans, and quarantines in an effort to slow the spread of the disease. This may limit or restrict the Company’s access to customers, facilities, inventory supplies, personnel, and advisors. Government agencies and regulatory bodies are also impacted. All of these impacts are being felt by the Company now and they may have a significant and lasting effect on our businesses and on our efforts to expand our business through acquisitions and similar transactions. The impacts may also affect our ability to comply with regulatory requirements, including making timely filings with the Securities and Exchange Commission. Depending on the longevity and severity of the COVID-19 pandemic, our business, customers, and shareholders may experience significant negative impacts.

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ Harvest, Inc

/s/ Patrick Bilton April 13, 2020
By: Patrick Bilton Date
Its: Chief Executive Officer